Exhibit 10.8.1
Third Point Reinsurance Ltd.

Schedule of Signatories to the Director Service Agreement as of December 31, 2019

Name

Rafe de la Gueronniere

Joseph L. Dowling III

Steven E. Fass

Gretchen A. Hayes

Mary R. Hennessy

Siddhartha Sankaran

Mark Parkin